UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana 70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Energy Partners, Ltd. (the “Company”) approved revised quantitative targets to be used to assist in determining the award of annual bonuses to the Company’s executive officers for Fiscal 2006. The quantitative factors consist of predetermined targets of production growth, drill bit reserve replacement, drill bit finding and development cost, lease operating expense per barrel of oil equivalent and stock price performance relative to companies of relatively similar size and geographic scope as quantitative factors.

Attached as Exhibit 99.1 to this current report on Form 8-K are the 2005-2007 Performance Share Measures.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	2005-2007 Performance Share Measures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2006

                                     ENERGY PARTNERS, LTD.

                                     By:  /s/ John H. Peper
                                             John H. Peper
                                             Executive Vice President, General
                                             Counsel and Corporate Secretary